UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2013

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 24, 2013, First Internet Bancorp (the “Company”) issued a press release announcing financial results for the second quarter of 2013.

A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2013, the Compensation Committee of the Board of Directors of the Company made awards under the First Internet Bancorp 2013 Equity Incentive Plan (the "Plan"). The Committee made awards of shares of restricted stock, including awards to the following executive officers:

Number
Name	of Shares

David B. Becker	1,800
Kay Whitaker	30,132
C. Charles Perfetti	1,800

In, addition, the Committee made awards for an additional 12,500 shares of restricted stock to six other persons. The shares of restricted stock will vest in three installments on January 1, 2014, January 1, 2015 and January 1, 2016. The awards will be subject to the terms and conditions of the Plan and the First Internet Bancorp 2013 Equity Incentive Plan Restricted Stock Award Agreement, the form of which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Form of First Internet Bancorp 2013 Equity Incentive Plan Restricted Stock Award Agreement

99.1	Press release dated July 24, 2013.

* Represents a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2013

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of filing
10.1	First Internet Bancorp 2013 Equity Incentive Plan Restricted Stock Award Agreement	Filed herewith
99.1	Press release dated July 24, 2013.	Filed herewith